EXHIBIT 99.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of October 5, 2005, by and among SigmaTel, Inc., a Delaware corporation (“Purchaser”), Apogee Technology, Inc., a Delaware corporation (“Seller”), and Herb M. Stein, H.M. Stein Associates and Sheryl B. Stein, each a stockholder of Seller (together, the “Principal Stockholders”).

RECITALS

WHEREAS, Seller, Purchaser and the Principal Stockholders are party to that certain Asset Purchase Agreement dated as of even date herewith by and among Seller, Purchaser and certain stockholders of Seller identified on Schedule A to such agreement (the “Asset Purchase Agreement”) pursuant to which Purchaser has agreed to acquire, and Seller has agreed to sell, certain assets of Seller;

WHEREAS, capitalized terms used in this Agreement and not otherwise defined shall have the meaning given such terms in the Asset Purchase Agreement irrespective of the effectiveness of such agreement;

WHEREAS, pursuant to the terms of this Agreement, Seller and the Principal Stockholders have agreed to provide a separate indemnity to Purchaser for Qualifying Indemnifiable Losses (as defined below), which indemnity shall be in addition to and separate from any indemnity provided for under the Asset Purchase Agreement; and

WHEREAS, in order to induce Purchaser to purchase the Acquired Assets and as a condition to the closing of the transactions contemplated by the Asset Purchase Agreement, the Principal Stockholders are willing, in order to induce Purchaser to enter into this Agreement, to provide certain representations, covenants and indemnifications to Purchaser on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Indemnification by Seller and Principal Stockholders.

(a)           Subject to the terms and conditions hereof, and more specifically to the limitations set forth in Section 4 hereof, Seller and each of the Principal Stockholders, jointly and severally, agree to indemnify, defend and hold harmless Purchaser, its stockholders, officers, directors, employees, attorneys, all subsidiaries and Affiliates of Purchaser, and the respective officers, directors, employees and attorneys of such entities (all such Persons and entities being collectively referred to as the “Purchaser Group”) from such and against, for and in respect of any and all Losses incurred by Purchaser and/or any other member of the Purchaser Group by reason of, resulting from, based upon or arising out of any of the following (collectively, “Qualifying Indemnifiable Losses”):

(i)            any Losses Purchaser or its Affiliates incur as a result of or in connection with any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand or order, decree, judgment or directive related to or based upon Seller’s failure to obtain the approval of its stockholders, or any subset thereof, to the Asset Purchase Agreement, the Ancillary Agreements or the Transaction and other actions contemplated by the Asset Purchase Agreement and the Ancillary Agreements; or

(ii)           any breach by Seller of this Agreement.

No waiver or satisfaction of any condition to Closing or due diligence or other investigation made by or on behalf of Purchaser with respect to Seller, the Principal Stockholders or the Acquired Assets shall be deemed to affect Purchaser Group’s reliance on the representations, warranties, covenants and agreements made by Seller and the Principal Stockholders and shall not be deemed to be a waiver of the Purchaser Group’s rights to seek and obtain indemnification or reimbursement as herein provided.

2.             Claims and Procedure for Indemnification.

(a)           Claim Notice Procedure.  The party seeking indemnification hereunder (the “Indemnitee”), shall give to the party from which indemnification is sought (the “Indemnitor”) written notice (a “Claim Notice”) specifically identifying any bona fide claim which is subject to the indemnity obligations set forth in this Agreement, within thirty (30) days of having notice of such claim; provided, however, that if the claim involves a Third Party Claim, then the procedures in Section 2(c) shall apply.  The Claim Notice shall set forth, to the best of the Indemnitee’s knowledge, all facts and other information with respect to the claim, including without limitation the anticipated amount of Losses or reasonable estimate thereof.  The failure to give prompt notice shall not affect the rights of the Indemnitee to indemnity hereunder, except to the extent that such failure either shall have prejudiced the Indemnitor in the defense of such claim or shall have increased the amount of the obligation of the Indemnitor.

(b)           Objection to Claim Notice.  An Indemnitor may object to a Claim Notice by delivering written notice to the Indemnitee (an “Objection”) within thirty (30) days after the receipt of the applicable Claim Notice.  If the Indemnitor does not timely object to a Claim Notice in accordance with this paragraph (b) of this Section 2, the Indemnitor shall, within sixty (60) days after receipt of the Claim Notice, either pay the amount of the claim set forth in the Claim Notice, if a monetary amount is involved, in accordance with this Agreement, or if a Third Party Claim is involved, have the right to assume the defense of such claim as set forth in Section 2(c) below.  If an Objection has been made, the Indemnitor shall have an additional thirty (30) days to resolve the dispute with the Indemnitee in accordance with this paragraph (b) of Section 2.  Once an Objection has been made, the Indemnitor and Indemnitee shall attempt in good faith to agree upon the rights of the respective parties with respect to the claim or claims relating to the Claim Notice.  Any such agreement shall be set forth in a written memorandum signed by both parties.  If the parties cannot come to such agreement within thirty (30) days after receipt by the Indemnitee of the Objection, the parties shall attempt to resolve such matter first by submission to non-binding mediation in Austin, Texas.  Except as otherwise agreed to in writing by the Indemnitor and Indemnitee, such matter shall be addressed in the following manner:  (i) the Indemnitor and Indemnitee will promptly provide each other with a detailed description of each of their respective positions regarding the claim, including any supporting evidence, documents or materials as reasonably requested by each other; (ii) senior executives representing each of the Indemnitor and Indemnitee will meet to discuss and attempt to resolve the Objection or claim; and (iii) if the Objection or claim is not resolved as contemplated by clause (ii) above, Indemnitor and Indemnitee will, by mutual consent, select an independent third party to mediate such controversy.  Any communications made pursuant to this Section 2(b) shall be deemed to be treated as settlement negotiations pursuant to Federal Rules of Evidence 408 and shall not be admissible in court for any purpose.

(c)           Defense of Third Party Claims.  Should any claim be made, or Proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against

Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a “Third Party Claim”), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

(i)            Following the Indemnitor’s receipt of a Claim Notice with respect to a Third Party Claim, Indemnitor may, at its option, (i) undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee or (ii) decline to assume control of but participate in the defense thereof provided that such participation by Indemnitor shall be at its own expense.  Indemnitee may participate in the defense through its own counsel at its own expense.  If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within thirty (30) days after written notice of such claim has been delivered to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, and, with prior consent of the Indemnitor in accordance with Section 3 below, the settlement of such Third Party Claim with counsel of its own choosing.  If the Indemnitee elects to control such defense, the Indemnitee shall, and shall cause its counsel to, consult with the Indemnitor and counsel, if any, selected by it, and shall keep them fully advised of the progress thereof.  If the Indemnitor maintains the control of the defense of any such claim and Indemnitee has not elected to control the defense, then (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the third party claim, and (ii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnitee in accordance with Section 3 below.

(ii)           Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

(iii)          Upon the determination of the amount of Loss to be paid under any claim pursuant to this Section 2, such claim shall be paid by the Indemnitor within ten (10) days of the amount determination.

3.             Settlements.  No settlement of any claim for which indemnification is sought hereunder shall be made without the prior written consent of both the Indemnitor and the Indemnitee, which consent shall not be unreasonably withheld or delayed, and such consent shall not be withheld by the Indemnitee if the judgment or settlement contains a full release reasonably satisfactory to the Indemnitee.

4.             Limitations.

(a)           Asset Purchase Agreement Indemnification Provisions.  The rights to indemnification pursuant to this Agreement shall be in addition to and separate from any rights of indemnification pursuant to the Asset Purchase Agreement; provided that in no event shall Purchaser be able to recover between the indemnification provisions of the Asset Purchase Agreement and this Agreement, with respect to a given Qualifying Indemnifiable Loss, more than the amount of such Qualifying Indemnifiable Loss.

(b)           Time Limitations.  Seller and the Principal Stockholders will only have liability for indemnification under this Agreement if the Indemnitee delivers a Claim Notice to the Indemnitor prior to the thirtieth (30th) day after the expiration of the applicable statutes of limitations (the “Indemnification Period”).  No Person may assert a claim for indemnification under this Agreement after the expiration of the applicable Indemnification Period; provided however for purpose of clarification that such limitation shall not apply to a claim covered by a bona fide Claim Notice delivered prior to the expiration of the applicable Indemnification Period.

(c)           Amount Limitations.  Except as set forth in Section 4(d) below, the aggregate liability and indemnification obligations hereunder of Seller and the Principal Stockholders hereunder shall not exceed, (i) in the case of Seller, the Purchase Price and, (ii) in the case of each Principal Stockholders, the product of Four Million Seven Hundred U.S. Dollars ($4,700,000), plus one-half of the amount of any Earn-Out Payments actually received by Seller, multiplied by a fraction, the numerator of which shall be the number of shares of capital stock of Seller issued and outstanding and owned by such Principal Stockholders on the Closing Date and the denominator of which shall be the aggregate number of shares of capital stock of Seller issued and outstanding and owned by all Principal Stockholders on the Closing Date.  Subject to this sentence and the last sentence of this Section 4(c), no Indemnitor shall be liable for any indemnification claim unless and until the Losses of the applicable Indemnitee shall exceed an aggregate amount equal to One Hundred Thousand U.S. Dollars ($100,000) (the “Floor Amount”).  Once the aggregate amount of all Losses under all claims under this Agreement against such Indemnitor exceeds the Floor Amount, all Losses including the first One Hundred Thousand U.S. Dollars ($100,000) included in the Floor Amount shall be recoverable in full.

(d)           Fraud.  The provisions of this Section 4 shall not limit, in any manner, any remedy at law or in equity to which any Indemnitor shall be entitled against any Indemnitor as a result of fraud by such Indemnitee, and the indemnification and liability limitations in Section 4(c) above shall not apply.

5.             General

(a)           Governing Law; Jurisdiction; Venue.  It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.  Any action to enforce, or which arises out of or in any way relates to, any of the provisions of this Agreement shall be brought and prosecuted exclusively in the U.S. District Court, District of Delaware (or, in the event such court does not have jurisdiction, the courts of the State of Delaware located in such district), and the parties hereto hereby consent to the jurisdiction of such court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by the law of the State of Delaware and the rules of such courts.

(b)           Assignment; Binding upon Successors and Assigns.  None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that Purchaser may assign its rights under this Agreement (a) to any majority-owned subsidiary of Purchaser, provided that Purchaser guarantees the obligations of such subsidiary hereunder or (b) to any successor of Purchaser through any merger or consolidation, or purchase of all or substantially all of Purchaser’s stock or all or substantially all of Purchaser’s assets.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(c)           Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto.  The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

(d)           Entire Agreement.  This Agreement, the Asset Purchase Agreement (irrespective of the separate effectiveness or validity of such agreement) and the exhibits and schedules thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto including, without limitation, the Preliminary Acquisition Proposal.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

(f)            Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

(g)           Amendment and Waivers.  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided, the written consent of a majority-in-interest of Principal Stockholders as to any amendment or waiver shall be binding as to all of the Principal Stockholders, regardless of whether they have individually provided such written consent.  The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

(h)           Waiver.  Each party hereto may:  (a) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others, (b) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement, (c) waive compliance with any of the covenants of the others contained in this Agreement or (d) waive or modify performance of any of the obligations of the others.  No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.  Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

(i)            Notices.  All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (or if mailed by registered or certified mail), (b) the day after dispatch if sent by overnight courier, (c) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), properly addressed to the parties at the following addresses:

Seller:	Apogee Technology, Inc. 129 Morgan Drive Norwood, Massachusetts 02062 Attention: Chief Executive Officer Facsimile: (781) 440-9528

with a required copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 Attention: Anthony E. Hubbard, Esq. Facsimile: (617) 542-2241

Purchaser:	SigmaTel, Inc. 1601 S. Mo Pac Expressway, Suite 100 Austin, TX 78746 Attention: Chief Executive Officer Facsimile: (512) 744-1700

with a required copy to:	DLA Piper Rudnick Gray Cary US LLP 1221 S. MoPac Expressway, Suite 400 Austin, TX 78746-6875 Attention: Paul E. Hurdlow, Esq. Facsimile: (512) 457-7001

Principal Stockholders:	Herb M. Stein [Address] [Address] Facsimile: H.M. Stein Associates [Address] [Address] Facsimile: Sheryl B. Stein [Address] [Address] Facsimile:

Either party may change its address for such communications by giving notice thereof to the other party in conformity with this section.

(j)            Construction and Interpretation of Agreement.

(i)            This Agreement has been negotiated by the parties hereto and their respective attorneys, and the language hereof shall not be construed for or against either party by reason of its having drafted such language.

(ii)           The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

(iii)          As used in this Agreement, any reference to any state of facts, event, change or effect being “material” with respect to any entity means a state of facts that is material to the current condition (financial or otherwise), properties, assets, liabilities, business or operations of such entity.  Whenever the term “enforceable in accordance with its terms” or like expression is used in this

Agreement, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor’s rights.

Signature page follows

SIGMATEL, INC.		APOGEE TECHNOLOGY, INC.

By:	//S// Phillip E. Pompa	By:	//S// Herbert M. Stein

Title:	Senior Vice President	Title:	Chairman and CEO

Herbert M. Stein

		By:	//S// Herbert M. Stein

H.M. Stein Associates

		By:	//S// Herbert .M. Stein
Name:
		Title:	Managing Partner

Sheryl B. Stein

		By:	//S// Sheryl B. Stein

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT